EXHIBIT 99.1

Actua Reports Third Quarter Financial Results

Financial Results and Positions of Bolt, FolioDynamix and VelocityEHS to be Presented as Discontinued Operations

RADNOR, Pa., Nov. 09, 2017 (GLOBE NEWSWIRE) -- Actua Corporation (Nasdaq:ACTA) (“Actua”) today reported its results for the third quarter ended September 30, 2017.  Based on the execution of definitive agreements for the sale of Actua’s stakes in Bolt, FolioDynamix and VelocityEHS (as previously announced on September 25, 2017), along with other relevant factors, it has been determined that the relevant criteria for “held-for-sale” classification and “discontinued operations” presentation were met on September 30, 2017.  Accordingly, the financial results and financial positions of Bolt, FolioDynamix and VelocityEHS are presented as discontinued operations in Actua’s consolidated financial statements for all periods presented.

Actua’s consolidated financial statements are contained in this release and are also available in Actua’s Quarterly Report on Form 10-Q, which was filed with the SEC on November 9, 2017.  As a reminder, Actua will not be hosting a third quarter earnings conference call in light of the pending sale transactions described above.

Please see Actua’s website at www.actua.com for more information on Actua, its businesses and its third quarter 2017 results.

About Actua

Actua Corporation (Nasdaq:ACTA), the multi-vertical cloud company, brings the power of the cloud to vertical markets and processes.  Actua is pioneering the second wave of the SaaS revolution - the vertical wave - by growing cloud businesses that are transforming their markets.  With over 700 employees delivering unrivaled domain knowledge, agility and responsiveness to our customers, Actua’s rapidly growing vertical cloud businesses are positioned to lead this wave.  For the latest information about Actua and its brands, please go to www.actua.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with our ability to compete successfully in highly-competitive, rapidly-developing markets, the valuation of public and private cloud-based businesses by analysts, investors and other market participants, our ability to deploy capital effectively and on acceptable terms, the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and revenue streams and secure new ones, developments in the markets in which we operate and our ability to respond to those changes in a timely and effective manner, the availability, performance and security of our cloud-based technology, particularly in light of increased cybersecurity risks and concerns, our ability to retain key personnel, our ability to successfully integrate any acquired business, the impact of any potential acquisitions, dispositions, share repurchases or other strategic transactions (including in connection with the negotiation, execution and consummation thereof), our ability to have continued access to capital and to manage capital resources effectively, our ability to satisfy the closing conditions for the sales of our businesses described above, our ability to monetize our remaining minority investments for sufficient value and other risks and uncertainties detailed in Actua's filings with the SEC.  These and other factors may cause actual results to differ materially from those projected.

Actua Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenue	$—	$—	$—	$—

Operating expenses
Cost of revenue	—	—	—	—
Sales and marketing	—	—	—	—
General and administrative	6,186	5,313	19,607	18,280
Research and development	—	—	—	—
Amortization of intangible assets	—	—	—	—
Impairment related and other	—	(3)	—	42
Total operating expenses	6,186	5,310	19,607	18,322
Operating income (loss)	(6,186)	(5,310)	(19,607)	(18,322)

Other income (expense):
Other income (loss), net	192	2,842	3,846	2,888
Interest income	107	24	381	92

Income (loss) before income taxes and noncontrolling interests	(5,887)	(2,444)	(15,380)	(15,342)

Income tax benefit (expense)	—	—	—	—

Income (loss) from continuing operations	(5,887)	(2,444)	(15,380)	(15,342)
Income (loss) from discontinued operations, net of tax	(1,018)	(8,649)	(9,003)	(24,692)
Net income (loss)	(6,905)	(11,093)	(24,383)	(40,034)
Less: Net income (loss) attributable to the noncontrolling interests	(424)	(1,019)	(1,369)	(2,888)
Net income (loss) attributable to Actua	$(6,481)	$(10,074)	$(23,014)	$(37,146)

Amounts attributable to Actua common shareholders:
Net income (loss) from continuing operations	$(5,887)	$(2,444)	$(15,380)	$(15,342)
Net income (loss) from discontinued operations	(594)	(7,630)	(7,634)	(21,804)
Net income (loss) attributable to Actua common shareholders	$(6,481)	$(10,074)	$(23,014)	$(37,146)

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations attributable to Actua common shareholders	$(0.19)	$(0.06)	$(0.49)	$(0.42)
Income (loss) from discontinued operations attributable to Actua common shareholders	(0.02)	(0.21)	(0.24)	(0.59)
Income (loss) attributable to Actua common shareholders	$(0.21)	$(0.27)	$(0.73)	$(1.01)

Shares used in computation of basic and diluted net income (loss) per common share attributable to Actua common shareholders	30,641	36,776	31,335	36,943

Actua Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2017	2016

ASSETS
Cash and cash equivalents	$33,604	$76,530
Prepaid expenses and other current assets	546	476
Assets held for sale	349,200	182,649
Total current assets	383,350	259,655
Fixed assets, net	59	93
Intangible assets	700	700
Cost method businesses	17,473	17,250
Other assets	147	147
Non-current assets held for sale	-	175,873
Total Assets	$401,729	$453,718

LIABILITIES AND EQUITY
Accounts payable	$298	$1,108
Accrued expenses	1,860	1,734
Accrued compensation and benefits	636	710
Liabilities held for sale	73,638	70,227
Total current liabilities	76,432	73,779
Non-current liabilities held for sale	-	8,597
Total Liabilities	76,432	82,376
Redeemable noncontrolling interests	5,961	5,858
Total Equity	319,336	365,484
Total Liabilities, Redeemable noncontrolling interests and Equity	$401,729	$453,718

Actua Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended September 30,
	2017	2016
OPERATING ACTIVITIES - Continuing Operations
Net income (loss)	$(24,383)	$(40,034)
(Income) loss from discontinued operations, net of tax	9,003	24,692
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	83	100
Equity-based compensation	9,495	9,824
Impairment related and other	—	(42)
Other (income) loss, net	(3,846)	(2,888)
Changes in operating assets and liabilities
Prepaid expenses and other assets	(68)	1,147
Accounts payable	(809)	(155)
Accrued expenses	111	(651)
Accrued compensation and benefits	(74)	(796)
Other liabilities	—	(32)
Cash flows provided by (used in) operating activities	(10,488)	(8,835)
INVESTING ACTIVITIES - Continuing Operations
Capital expenditures	(52)	(11)
Proceeds from sales/distribution of ownership interests	3,846	4,454
Ownership acquisition, net of cash acquired	(223)	(700)
Cash flows provided by (used in) investing activities	3,571	3,743
FINANCING ACTIVITIES - Continuing Operations
Purchase of treasury stock	(30,434)	(9,533)
Tax withholdings related to equity-based awards	(2,896)	(1,570)
Financing activities with discontinued operations, net	(2,564)	(10,637)
Cash flows provided by (used in) financing activities	(35,894)	(21,740)
Effect of exchange rate on cash and cash equivalents	(115)	(41)
Net increase (decrease) in cash and cash equivalents from continuing operations	(42,926)	(26,873)
Discontinued Operations
Cash flows provided by (used in) operating activities	5,582	(4,710)
Cash flows provided by (used in) investing activities	(1,327)	(6,766)
Cash flows provided by (used in) financing activities	2,893	4,010
Net increase (decrease) in cash and cash equivalents from discontinued operations	7,148	(7,466)
Cash and cash equivalents at beginning of period - discontinued operations	20,834	21,961
Less: cash and cash equivalents at end of period - discontinued operations	27,982	14,495
Cash and cash equivalents at beginning of period	76,530	54,352
Cash and cash equivalents at end of period	$33,604	$27,479

Investor inquiries:
Karen Greene
Actua
Investor Relations
610.727.6900
IR@actua.com